UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2008

Tyson Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or other jurisdiction)

001-14704

(Commission File Number)

71-0225165

(IRS Employer Identification No.)

2200 Don Tyson Parkway, Springdale, AR 72762-6999

(479) 290-4000

(Address, including zip code, and telephone number, including area code, of

Registrant's principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Five-Year Credit Agreement

On December 16, 2008, Tyson Foods, Inc. (the “Company”) entered into a sixth amendment (the “Amendment”) to its Five-Year Revolving Credit Agreement, dated as of September 28, 2005, as previously amended (the “Credit Agreement”), with the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, Merrill Lynch Bank USA, as syndication agent, Suntrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank International”, New York Branch and BNP Paribas, as documentation agents, and CoBank, ACB and U.S. AgBank, FCB, as co-documentation agents. The Amendment will become effective on December 17, 2008. The Amendment provides for, among other things, the following:

Enhanced Collateralization. The Amendment requires the Company and certain of its material subsidiaries to pledge substantially all of their assets to secure performance of the Company’s obligations under the Credit Agreement. Prior to the Amendment, only certain assets of the Company and certain of its subsidiaries were pledged under the Credit Agreement. A substantial portion of the assets to be pledged by Tyson Fresh Meats, Inc. (“TFM”), a subsidiary of the Company, will also be pledged on a second priority basis to secure TFM’s and the Company’s obligations under TFM’s outstanding 7.125% Notes due 2026 and 7.95% Notes due 2010 in accordance with the requirements of the indenture governing such notes.

Financial Covenant Relief. (a) Leverage Covenant – Under the terms of the Amendment, the threshold for the Company’s leverage covenant under the Credit Agreement will be increased to 4.50x for the first and second quarters of fiscal 2009, 4.25x for the third quarter of fiscal 2009 and 3.50x thereafter.

(b) Interest Covenant – Under the terms of the Amendment, the threshold for the Company’s interest coverage covenant under the Credit Agreement will be decreased to 2.85x for the first, second and third quarters of fiscal 2009 and restored to 3.00x, the current multiple, thereafter.

Pricing. The reference rate spread and the LIBOR spread will each be increased by 80 basis points and the annual facility fee rate will be increased by 20 basis points. The Company will also incur a one-time amendment fee of $5.0 million to be paid to the lenders under the Credit Agreement who consent to the Amendment.

Amendment to Securitization Facility

As a result of the Amendment, the Company also entered into Amendment No. 1 to its Amended and Restated Receivables Transfer Agreement, dated as of December 16, 2008, as previously amended (the “Receivables Amendment”), with Tyson Receivables Corporation, the Company and JPMorgan Chase Bank, Suntrust Bank and Rabobank International (collectively, the “Receivables Lenders”), pursuant to which, among other things, (i) the Receivables Lenders will give their consent to the modified financial covenants under the Amendment and (ii) pricing under the Receivables Agreement will be increased. The Receivables Amendment will also become effective on December 17, 2008.

Copies of the Amendment and the Receivables Amendment are filed as Exhibits 10.1 and 10.2 hereto and are incorporated by reference herein. The above description of the Amendment and the Receivables Amendment are qualified in their entirety by reference to the full text of the Amendment and the Receivables Amendment.

Item 9.01 Financial Statements and Exhibits

d)	Exhibits

Exhibit

Number

10.1

Amendment No. 6, dated as of December 16, 2008, to the Company’s Five-Year Revolving Credit Agreement, dated as of September 28, 2005, as amended, with the Company, as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Merrill Lynch Bank USA, as Syndication Agent, SunTrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank International”, New York Branch and BNP Paribas, as Documentation Agents, and CoBank, ACB and U.S. AgBank, FCB, as Co-Documentation Agents.

10.2

Amendment No. 1 to the Amended and Restated Receivables Transfer Agreement, dated as of December 16, 2008, with Tyson Receivables Corporation, the Company and JPMorgan Chase Bank, Suntrust Bank and Rabobank International.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

By: /s/ Dennis Leatherby
Name:	Dennis Leatherby
Title:	Executive Vice President and Chief Financial Officer

Date:	December 16, 2008

Tyson Foods, Inc.

Current Report on Form 8-K

Dated December 16, 2008

EXHIBIT INDEX

Exhibit

Number	Description

10.1

Amendment No. 6, dated as of December 16, 2008, to the Company's Five-Year Revolving Credit Agreement, dated as of September 28, 2005, as amended, with the Company, as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Merrill Lynch Bank USA, as Syndication Agent, SunTrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank International”, New York Branch and BNP Paribas, as Documentation Agents, and CoBank, ACB and U.S. AgBank, FCB, as Co-Documentation Agents.

10.2

Amendment No. 1 to the Amended and Restated Receivables Transfer Agreement, dated as of December 16, 2008, with Tyson Receivables Corporation, the Company and JPMorgan Chase Bank, Suntrust Bank and Rabobank International.

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